UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

November 4, 2009 (October 30, 2009)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)        On October 30, 2009, Shawn M. Guertin resigned as Executive Vice President, Chief Financial Officer and Treasurer of Coventry Health Care, Inc. (the “Company”), effective as of November 16, 2009. Mr. Guertin’s employment will terminate December 31, 2009, and he and the Company intend to enter into an ongoing consulting arrangement that will continue through December 31, 2011.

(c)        John Stelben, age 48, has been named the Company’s Interim Chief Financial Officer and the Company’s Treasurer, effective upon Mr. Guertin’s resignation. Mr. Stelben joined the Company in 1994 as Controller of our Missouri health plan. In 1998, he became Vice President of Business Development in the corporate office where, at various times, he was responsible for Investor Relations, Tax, Treasury, Credit Markets, and Budget and Analysis, and was the Senior Vice-President of Medicare Programs. More recently, Mr. Stelben served as the Chief Financial Officer of the Company’s Workers’ Compensation business for a period of two years.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Shawn M. Guertin
Shawn M. Guertin
Executive Vice President, Chief Financial Officer and Treasurer
Dated: November 4, 2009